UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2021

Two Harbors Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Carlson Parkway, Suite 1400

Minnetonka, MN   55305

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (612) 453-4100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Exchange on Which Registered:
Common Stock, par value $0.01 per share	TWO	New York Stock Exchange
8.125% Series A Cumulative Redeemable Preferred Stock	TWO PRA	New York Stock Exchange
7.625% Series B Cumulative Redeemable Preferred Stock	TWO PRB	New York Stock Exchange
7.25% Series C Cumulative Redeemable Preferred Stock	TWO PRC	New York Stock Exchange
7.75% Series D Cumulative Redeemable Preferred Stock	TWO PRD	New York Stock Exchange
7.50% Series E Cumulative Redeemable Preferred Stock	TWO PRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

During the fourth quarter of 2020, the effects from large-scale RMBS purchases by both the Federal Reserve and bank portfolios continued to drive spreads tighter, particularly in current coupon RMBS where the buying is focused. Our Agency plus MSR portfolio construction is designed to deliver stable book value and attractive risk-adjusted returns to our investors over the long term. Adjusting for the $0.17 per share common dividend we announced on December 17, 2020, we estimate that our book value per diluted common share at December 31, 2020 was in the range of $7.59 to $7.63, reflecting an increase from our book value per common share of $7.37 at September 30, 2020. We further estimate that our Core Earnings for the fourth quarter of 2020 was in the range of $0.28 to $0.30 per share, and our economic debt-to-equity was approximately 6.8 times at December 31, 2020.

Our preliminary estimated results for the fourth quarter of 2020 are unaudited and subject to change as we complete the quarter end closing process, and prepare our financial statements for the quarter and the fiscal year end. Our preliminary estimated results have not yet been reviewed or in certain cases audited by our independent registered public accounting firm. While we believe that these estimates are based on reasonable assumptions, our actual results may vary, and such variations may be material. Factors that could cause the preliminary estimates to differ include, but are not limited to: (i) additional adjustments in the calculation of, or application of accounting principles for, the financial results for the year ended December 31, 2020, (ii) discovery of new information that impacts valuation methodologies underlying these results, (iii) errors in the assessment of portfolio value, and (iv) accounting changes required by GAAP. The inclusion of preliminary estimated financial information herein should not be regarded as an indication that we consider such preliminary estimated financial information to be predictive of actual or future results.

Our actual results may vary following completion of our internal processes to finalize our financial results for the quarter ended December 31, 2020 and remain subject in certain cases to audit of our financial statements by our independent auditors. Investors should not place undue reliance on these estimates because they may prove to be materially inaccurate.

Item 8.01. Other Events.

The information set forth above under Item 2.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 8.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

By:	/s/ Rebecca B. Sandberg
Rebecca B. Sandberg
General Counsel and Secretary

Date: January 26, 2021